Exhibit 77Q1 to Neuberger Berman Equity Funds N-SAR for the period ended
2/28/01

File Number:  811-582
CIK Number:  0000044402

Sub-Item 77C: Submission of matters to a vote of security holders.

All Series of Neuberger Berman Equity Funds: Special Meeting of Shareholders

A Special Meeting of shareholders was held on October 31, 2000. Shareholders approved a change in diversification policy. Each Series of Neuberger Berman Equity Funds modified its fundamental restriction on portfolio diversification as described below in Sub-Item 77D. The affirmative and negative votes cast with respect to this matter are listed in the document below which reflects the votes cast for each of the proposals presented at the October 31, 2000 meeting.

Sub-Item 77D: Certain investment policies of the series of Neuberger Berman Equity Funds which are disclosed in the prospectus and the statement of additional information have been modified as indicated below.

All Series of Neuberger Berman Equity Funds: Reorganization to Multi-Class Structure

Effective December 16, 2000, Neuberger Berman Equity Funds reorganized from a two-level master-feeder fund to a single-level multiple-class fund. Therefore, the series of Neuberger Berman Equity Funds own directly the securities formerly held in the master funds. Neuberger Berman Equity Funds has four classes of shares: Investor Class, Trust Class, Advisor Class and Institutional Class. Shareholders of the former feeder funds approved this reorganization at a special meeting held on October 31, 2000. A Combined Prospectus and Proxy Statement and a Statement of Additional Information, each dated August 15, 2000, were filed with the Securities and Exchange Commission under Rule 497 on August 25, 2000, File No. 333-40090, EDGAR Accession No. 0000898432-00-000550.

All Series of Neuberger Berman Equity Funds:  Change in Diversification Policy

Effective December 16, 2001, each series of Neuberger Berman Equity Funds modified its fundamental restriction on portfolio diversification by adding the underlined portion as follows:

Diversification: The Fund may not, with respect to 75% of the value of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or securities issued by other investment companies) if, as a result,
(i) more than 5% of the value of the Fund's total assets would be invested in the securities of that issuer or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer.

The shareholders of Neuberger Berman Equity Funds approved this change at a special meeting held on October 31, 2000.

All Series of Neuberger Berman Equity Funds:  Cash Management Arrangements

	Neuberger Berman Equity Funds received an order from the Securities and Exchange Commission pursuant to Section 12(d)(1)(J) of the Act for an exemption from the provisions of Sections 12(d)(1)(A) and (B), pursuant to Sections 6(c) and 17(b) of the Act for an exemption from the provisions of Section 17(a) and pursuant to Rule 17d-1 thereunder permitting certain joint transactions in accordance with Section 17(d) and Rule 17d-1 thereunder. The order permits (1) the series of Neuberger Berman Equity Funds to utilize each of their cash reserves that have not been invested in portfolio securities ("Uninvested Cash") to purchase shares of one or more existing or future registered open-end management investment companies advised by the investment adviser of Neuberger Berman Equity Funds ("Money Market Funds"); (2) each of the series of Neuberger Berman Equity Funds to utilize cash collateral received from borrowers of its portfolio securities in connection with the series' securities lending activities to purchase shares of one or more of the Money Market Funds; (3) the Money Market Funds to sell their shares to, and to purchase (or redeem) such shares from, the series of Neuberger Berman Equity Funds; and (4) the investment adviser of Neuberger Berman Equity Funds to effect such purchases and sales. Each series began investing pursuant to this order during the reporting period.

Neuberger Berman Socially Responsive Fund:  Change of Non-Fundamental Policy

	Effective December 16, 2001, Neuberger Berman Socially Responsive Fund changed its non-fundamental investment policy to read as follows:

Under normal market conditions, at least 80% of the fund's total assets will be invested in equity securities, all of which are selected in accordance with the social policy.

Neuberger Berman Guardian Fund:  Change of Non-Fundamental Policy

	Effective December 16, 2001, Neuberger Berman Guardian Fund changed its non-fundamental policy to permit it to write and purchase put options on securities for hedging purposes (i.e., to reduce, at least in part, the effect on its NAV of price fluctuations of securities held by the Fund).



Results of the October 31, 2000 Special Meeting of Shareholders of Neuberger Berman Equity Funds

	A special meeting of shareholders of Neuberger Berman Equity Funds ("Trust") was held on October 31, 2000. Shareholders voted on the following matters: (1) To elect Trustees to serve on the Board of Trustees until their successors are duly elected and qualified; (2) To approve a change in the fundamental investment limitation regarding the portfolio diversification of each series; and (3) To ratify the selection of independent auditors or accountants for each series.

	Following are the Trustees elected at the meeting, some of whom are continuing their terms of office as Trustees, and the votes received by each, with the shareholders of the Trust voting as a whole. All fractional numbers are rounded to the nearest whole number.

Trustee*	Votes For	Votes Against	Votes Withheld	Abstentions/
								Broker Non-Votes**
John Cannon
		219,062,818	0		7,435,319	N/A
Faith Colish
		219,285,169	0		7,212,969	N/A
Walter G. Ehlers
		219,331,172	0		7,166,965	N/A
C. Anne Harvey
		219,328,795	0		7,169,343	N/A
Barry Hirsch
		219,300,340	0		7,197,798	N/A
Michael M. Kassen
		219,486,988	0		7,011,149	N/A
Robert A. Kavesh
		219,101,173	0		7,396,964	N/A
Howard A. Mileaf
		219,498,644	0		6,999,494	N/A
Edward I. OBrien
		219,057,148	0		7,440,990	N/A
John P. Rosentha
		l219,365,708	0		7,132,429	N/A
William E. Rulon
		219,296,258	0		7,201,879	N/A
Cornelius T. Ryan
		219,405,056	0		7,093,081	N/A
Tom Decker Seip
		219,427,928	0		7,070,209	N/A
Gustave Shubert
		218,918,998	0		7,579,139	N/A
Candace L. Straight
		219,512,781	0		6,985,357	N/A
Peter E. Sundman
		219,577,889	0		6,920,249	N/A
Peter P. Trapp
		219,499,069	0		6,999,068	N/A


	The following table shows the shareholder votes of each series of the Trust with respect to proposals 2 and 3 listed above. All fractional numbers are rounded to the nearest whole number.




Proposal 2: To Approve a Change in the Fundamental Investment Limitation Regarding Portfolio Diversification

Fund	     Votes For	Votes Against	Votes Withheld	Abstentions/
							Broker Non-Votes**
Century	     1,765,685	25,511		N/A		37,328/588,218
Focus	     19,870,622	691,818		N/A		1,501,965/1,467,446
Genesis	     17,407,296	754,267		N/A		762,312/3,581,801
Guardian     62,628,862	2,609,554	N/A		4,680,306/4,699,523
International4,768,375	144,388		N/A		412,619/908,867
Manhattan    28,194,850	1,079,875	N/A		1,265,428/2,055,718
Millennium   4,169,839	101,049		N/A		123,435/1,017,585
Partners     45,149,525	1,712,827	N/A		4,808,061/2,923,344
Regency	     400,052	5,402		N/A		5,206/188,196
Socially Responsive
	     1,921,734	98,549		N/A		137,266/404,755

Technology   875,703	24,328		N/A		44,662/484,296



Proposal 3:  To Ratify the Selection of the Independent Auditors/Accountants

Fund		Votes For	Votes Against	Votes Withheld	Abstentions**
Century		2,369,143	6,186	N/A	41,413
Focus		22,574,438	245,588	N/A	711,755
Genesis		21,963,414	176,304	N/A	365,958
Guardian	71,211,414	942,792	N/A	2,464,038
International	5,770,202	49,639	N/A	6,234,249
Manhattan	31,264,067	360,529	N/A	971,275
Millennium	5,249,659	53,463	N/A	108,786
Partners	51,504,887	949,898	N/A	2,138,973
Regency		586,399		2,679	N/A	9,779
Socially Responsive
		2,402,630	40,041	N/A	119,593
Technology	1,352,653	11,698	N/A	64,638


*Mr. John T. Patterson, Jr. also was listed as a nominee in the proxy statement. He is deceased as of September 26, 2000.

**Broker Non-Votes: i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter were not counted for purposes of determining a quorum and had no effect on the outcome of any proxy proposal. Abstentions were counted as shares that were present and entitled to vote for purposed of determining a quorum and had a negative effect on the proposals. With respect to proposals 1 and 3, there were no "broker non-votes", as brokers or nominees holding shares had authority to vote on those proposals as routine matters.

DC-441755 v1 0303753-100